Exhibit 2.2

    List of Exhibits and Schedules Omitted from the Asset Purchase Agreement
                        Referenced in Exhibit 2.1 Hereof

         Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the Quick Stop Asset Purchase Agreement, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

EXHIBITS

A        Form of Seller Leases and Affiliate Leases
B        Form of Third Party Lease Assignments

SCHEDULES

1.1               Stores
2.1(e)            Change Fund by Store
2.1(f)            Contracts
2.1(j)            Vehicles
2.7               Allocation of Purchase Price
2.8(c)            Myrtle Beach Seasonal Bonus Plan
3.2               Terms for Seller and Affiliate Leases
5.4               Actions
5.5               Approvals
5.6               Compliance with Laws Generally
5.7               Financial Statements
5.8               Certain Changes
5.9               Exceptions to Title
5.11(a)           Seller Fee Property
5.11(b)           Affiliate Fee Property
5.11(c)           Third Party Real Property
5.11(e)           Options or Rights of First Refusal Relating to Real Property
5.11(g)           Condemnation Proceedings
5.11(i)           Flood Hazard Area
5.11(j)           Tax Lots
5.12              Third Party Leases
5.14              Contract Assignments Requiring Approval
5.15              Employment Matters
5.16              Underground Storage Tanks
5.18(a)           Seller Equipment
5.18(b)           Third Party Equipment
5.20              Exceptions to Sufficiency of Assets
5.24              Affiliate Transactions
5.25              Employee Benefit Plans
9.4               Approval Exceptions
9.6               Mortgagees and Their Interests
11.3(a)           Identified Preclosing Releases